UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2015

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(300) 790-0600

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Revised IHS Inc. Historical Financial Statements

IHS Inc. (the “Company” or “we” or “us” or “our”) is filing this Current Report on Form 8-K to provide supplemental guarantor financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of our subsidiaries that guarantee our 5% senior notes due 2022 (collectively, the "Subsidiary Guarantors").

We are disclosing condensed consolidating financial information of the Subsidiary Guarantors in a new footnote to the historical consolidated financial statements in our annual report on Form 10-K for the year ended November 30, 2014, filed with the U.S. Securities and Exchange Commission (SEC) on January 16, 2015 (the "2014 Form 10-K").

The historical consolidated financial statements are filed as Exhibits 99.1 to this Current Report on Form 8-K and have been updated, in compliance with generally accepted accounting principles, solely to include the new footnote referenced above related to the Subsidiary Guarantors, and are incorporated herein by reference. All other information provided in the 2014 Form 10-K remains unchanged, and this Form 8-K does not modify or update the disclosures in the reports in any way other than the inclusion of required supplemental guarantor financial information. The revised historical financial statements should be read in conjunction with other information that we have filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

23 Consent of Ernst & Young LLP

99.1 Consolidated Financial Statements and Notes thereto updated to disclose condensed consolidating guarantor financial information (which replaces and supersedes Part II, Item 8 of the 2014 Form 10-K filed with the SEC on January 16, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: June 24, 2015	By:	/s/ Todd S. Hyatt
Todd S. Hyatt
Executive Vice President and Chief Financial Officer